Exhibit 32

Pacific Premier Bancorp, Inc.,
Annual Report on Form 10-K
for the Year ended December 31, 2019

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Premier Bancorp, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

a)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
b)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 28th day of February 2020.

PACIFIC PREMIER BANCORP, INC.

/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and
Chief Executive Officer

/s/ Ronald J. Nicolas, Jr.
Ronald J. Nicolas, Jr.
Senior Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.